==============================================================================




                          FIRST OTTAWA BANCSHARES, INC.




                                     BY-LAWS








                        ADOPTED AS OF SEPTEMBER 13, 2000





 ==============================================================================

                                   BY-LAWS OF

                          FIRST OTTAWA BANCSHARES, INC.

                            (A DELAWARE CORPORATION)


                                ARTICLE I OFFICES

     SECTION 1.1 REGISTERED OFFICE. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange

Street, Wilmington, Delaware, County of New Castle. The name of the

Corporation's registered agent at such address shall be The Corporation Trust

Company.

     SECTION 1.2 OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of

Directors may from time to time determine or the business of the Corporation may require.


                             ARTICLE II STOCKHOLDERS

     SECTION 2.1 ANNUAL MEETINGS. An annual meeting of stockholders shall be held each year for the election of directors at such date, time and place either within or without the State of Delaware as shall be designated by the Board of

Directors. Any other proper business may be transacted at the annual meeting of stockholders.

     SECTION 2.2 SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Board of Directors, the Chairman, if any, the Vice

Chairman, if any, or
the President and shall be called by the Chairman or the Secretary at the request, in writing, of stockholders who hold a majority of the outstanding shares of capital stock entitled to vote at the meeting. Each special meeting shall be held at such date, time and place either within or without the State of

Illinois as shall be designated by the person or persons calling such meeting at least ten days prior to such meeting.

     SECTION 2.3 NOTICE OF MEETING. Unless otherwise provided by law, whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

     SECTION 2.4 ADJOURNMENTS. Any meeting of stockholders, annual or special,

may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     SECTION 2.5 QUORUM. Unless otherwise provided by law or the certificate of incorporation, at each meeting of stockholders, the presence in person or representation by proxy of the holders of a majority of the outstanding shares of capital stock entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, the stockholders so present and represented may, by vote of the holders of a majority of the shares of capital stock of the Corporation so present and represented, adjourn the meeting from time to time until a quorum shall attend, and the provisions of

Section 2.4 of these by-laws shall apply to each such adjournment. Shares of its own capital stock belonging on the record date for the meeting to the

Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     SECTION 2.6 ORGANIZATION. Meetings of stockholders shall be presided over by the Chairman, or by the Vice Chairman, or by the President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The

Secretary shall act as secretary of the meeting, but in his/her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 2.7 VOTING; PROXIES. Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one (1) vote for each share of capital stock held by him which has voting power on the subject matter submitted to a vote at the meeting and, in all elections of directors, every stockholder which has voting power on the election of directors shall have the right to vote the number of shares owned by such stockholder for as many persons as there are directors to be elected, or to cumulate such votes and give one candidate as many votes as shall equal the number of directors multiplied by the number of such shares or to distribute such cumulative votes in any proportion among any number of candidates. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as,

it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary before the proxy is voted. Unless otherwise required by law, voting of stockholders for the election of directors need not be by written ballot. Voting of stockholders for all other matters need not be by written ballot unless so determined at a stockholders meeting by the vote of the holders of a majority of the outstanding shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter submitted to a vote at the meeting. Unless otherwise provided by law or the certificate of incorporation, the vote of the holders of a majority of the shares of capital stock of the Corporation present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the subject matter submitted to a vote at the meeting shall be the act of the stockholders.

     SECTION 2.8 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD. In

order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of

Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, more than ten days after the date upon which the resolution fixing the record date with respect to the taking of corporate action by written consent without a meeting is adopted by the Board of Directors, nor more than sixty days prior to any other action. If no record date is fixed: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or,

if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is expressed; (c) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of

Directors adopts the resolution taking such prior action; and (d) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 2.9 LIST OF STOCKHOLDERS ENTITLED TO VOTE. The Secretary shall make, at the earlier of ten days before every meeting of the stockholders or ten days after the record date, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a such period,

either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

                         ARTICLE III BOARD OF DIRECTORS

     SECTION 3.1 POWERS; NUMBER; QUALIFICATIONS. Unless otherwise provided by law or the certificate of incorporation, the business and affairs of the

Corporation shall be managed by or under the direction of the Board of

Directors. Unless otherwise provided by the certificate of incorporation, the

Board of Directors shall consist of ten directors, each of whom shall own, in his or her own right, free and unencumbered, not less than 1000 shares of stock of the Corporation.

     SECTION 3.2 ELECTION; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. Each

director shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Any director may resign at any time upon written notice to the Corporation directed to the Board of Directors or the

Secretary. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. No director may be removed except for cause and then only by an affirmative vote of at least two-thirds of the Board of

Directors. Unless otherwise provided by the certificate of incorporation or by these bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or any other cause may be filled by the vote of a majority of the directors then in office.

     SECTION 3.3 PROCEDURE FOR NOMINATION. Not less than 30 days prior to the annual meeting of stockholders, the Board of Directors shall nominate a slate of candidates
including one nominee for each available seat and shall notify the stockholders of the slate of nominees with the proxy material submitted prior to the annual meeting. Other nominations of qualified directors may be made by any stockholder so long as they are received by the Secretary of the Corporation, in writing, on a form to be provided for that purpose, not less than ten days prior to the annual meeting, and so long as these nominations are otherwise in conformity with applicable laws and regulations.

     SECTION 3.4 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such dates, times and places either within or without the State of Delaware as the Board of Directors shall from time to time determine.

     SECTION 3.5 SPECIAL MEETINGS. Special meetings of the Board of Directors may be called at any time by the Chairman, if any, the Vice Chairman, if any,

the President or by any two members of the Board of Directors. Each special meeting shall be held at such date, time and place either within or without the

State of Delaware as shall be fixed by the person or persons calling the meeting.

     SECTION 3.6 NOTICE OF MEETINGS. Written notice of each meeting of the Board of Directors shall be given which shall state the date, time and place of the meeting. The written notice of any meeting shall be given at least twenty-four hours in advance of the meeting to each director. Notice may be given by letter,

telegram, e-mail, telex or facsimile and shall be deemed to have been given when, delivered to the telegraph company or transmitted by e-mail, telex or facsimile, or forty-eight hours after deposited in the United States mail, as the case may be.

     SECTION 3.7 TELEPHONIC MEETINGS PERMITTED. Members of the Board of

Directors or any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this by-law shall constitute presence in person at such meeting.

     SECTION 3.8 QUORUM; VOTE REQUIRED FOR ACTION. Unless otherwise required by law, at each meeting of the Board of Directors, the presence of three-fourths of the total number of directors shall constitute a quorum for the transaction of business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by law or the certificate of incorporation. In case at any meeting of the Board of Directors a quorum shall not be present, the members of the Board of Directors present may by majority vote adjourn the meeting from time to time, with notice as provided in section 3.5 for the continuation of the meeting so adjourned.

     SECTION 3.9 ORGANIZATION. Meetings of the Board of Directors shall be presided over by the Chairman, or in his absence by the Vice-Chairman, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his/her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 3.10 ACTION BY DIRECTORS WITHOUT A MEETING. Unless otherwise provided by the certificate of incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if all members of the

Board of Directors or of such committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of

Directors or such committee.

     SECTION 3.11 COMPENSATION OF DIRECTORS. Unless otherwise provided by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of directors, which compensation may include the reimbursement of expenses incurred in connection with meetings of the Board of

Directors or a committee thereof.


                              ARTICLE IV COMMITTEES

     SECTION 4.1 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees,

each committee to consist of one or more of the directors of the Corporation.

The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of such committee at any meeting thereof.

     SECTION 4.2 STANDING COMMITTEES. In addition to the generality of the foregoing, there shall be standing committees of the Board consisting of the

Executive, Personnel, Funds Management, Trust, Audit, Loan, Long Range Planning,

and

Nominating Committees. Each Committee shall consist of at least three directors.

Each committee shall rotate membership so that a director will serve on a committee for no more than three years, and so that the chairperson of each committee shall have served on that committee for at least one year prior to being selected as chairperson. Exceptions to rotation and chair positions shall be noted in the minutes. The Audit Committee shall consist solely of outside directors.

     The Personnel Committee shall consist of the entire board, and shall meet on an as required basis. All other committees shall meet not less frequently than quarterly, shall maintain minutes of all activities and shall report those minutes and other information to the entire Board.

     The Nominating Committee shall meet as necessary and shall maintain an ongoing list of potential new directors. Consideration for new directors shall include business development opportunities, community involvement, and judgment in the execution of responsibilities to the shareholders. The Nominating

Committee shall remit to the entire board, on an annual basis in January of each year, the three nominees from which the full board may select candidates to the board. All voting on nominees and selection to the full board shall be by secret ballot.

     SECTION 4.3 POWER OF COMMITTEES. Any committee designated by the Board of

Directors, to the extent provided in a resolution of the Board of Directors,

shall have and may exercise all the powers and authority of the Board of

Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to take any action which by law may only be taken by the

Board of Directors or to take any action with reference to: amending the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designation and any of the preferences or rights of such shares relating to dividends, redemption,

dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the

Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets,

recommending to the stockholders a dissolution of the Corporation or a revocation of dissolution, removing or indemnifying directors or amending these by-laws; and, unless a resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of the State of Delaware.

     SECTION 4.4 COMMITTEE RULES. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may adopt, amend and repeal rules for the conduct of its business. In the absence of a resolution by the Board of Directors or a provision in the rules of such committee to the contrary, the presence of a majority of the total number of members of such committee shall constitute a quorum for
the transaction of business, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of such committee.

Only committee members may vote at a committee meeting.


                               ARTICLE V OFFICERS

SECTION 5.1 OFFICERS; ELECTIONS. As soon as practicable after the annual meeting of stockholders in each year, the Board of Directors shall elect from its membership or outside thereof a President and a Secretary. The Board of

Directors may also elect from its membership a Chairman of the Board of

Directors (herein called "Chairman") and a Vice Chairman of the Board of

Directors (herein called "Vice Chairman"), and from its membership or outside thereof a Chief Executive Officer, one or more Vice Presidents, one or more

Assistant Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers or agents as it may determine. Unless otherwise provided by the certificate of incorporation, any number of offices may be held by the same person. The Chairman and Vice Chairman shall be elected by a majority secret ballot of the entire board, for a term of one year. Those directors serving in those offices may succeed themselves as

Chairman and Vice-Chairman, for an additional one-year term.

     SECTION 5.2 TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES. Except as

otherwise provided by the Board of Directors when electing any officer, each officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, or until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation directed to the Board of Directors and the Secretary. Such resignation shall take effect at the time specified therein,

and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. The Board of Directors may remove any officer or agent with or without cause at any time. In the event of a resignation or removal of an officer who is also a director of the Company or any subsidiary,

such resignation or removal shall also operate as a resignation or removal from the Board of Directors. Any such removal shall be without prejudice to the contractual rights of such officer or agent, if any, with the Corporation, but the election of an officer or agent shall not of itself create any contractual rights. Any vacancy occurring in any office of the Corporation by death,

resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors, but shall not require the filling of a vacancy on the board in the event of the resignation or removal of an officer who is also a member of the Board.

     SECTION 5.3 POWERS AND DUTIES. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated

in these by-laws or in a resolution of the Board of Directors which is not inconsistent with these by-laws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of

Directors. The Secretary shall have the duty to record in a book to be kept for that purpose the proceedings of the meetings of the stockholders, the Board of

Directors and any committees designated by the Board of Directors.

     SECTION 5.4 OTHER OFFICERS; SECURITY. The other officers, if any, of the

Corporation shall have such duties and powers as generally pertain to their respective offices and such other duties and powers as the Board of Directors shall from time to time delegate to each such officer. The Board of Directors may require any officer, agent or employee to give security, by bond or otherwise, for the faithful performance of his duties.

     SECTION 5.5 COMPENSATION OF OFFICERS. The compensation of each officer shall be fixed by senior management of the company, shall be subject to review by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his also being a director.


                                ARTICLE VI STOCK

     SECTION 6.1 CERTIFICATES. Every holder of one or more shares of capital stock of the Corporation shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman or Vice Chairman, if any, or the

President or a Vice President, and by the Treasurer or an Assistant Treasurer,

if any, or the Secretary or an Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he
were such officer, transfer agent or registrar at the date of issue.

     SECTION 6.2 LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW

CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                         ARTICLE VII INDEMNIFICATION OF
                             DIRECTORS AND OFFICERS

     SECTION 7.1 RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil,

criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the corporation as a director, officer,

employee or agent of another corporation or of a partnership, joint venture,

trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held
harmless by the Corporation to the fullest extent authorized by the General

Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all reasonable expense, liability and loss

(including, without limitation, reasonable attorneys' fees, judgments, fines and amounts paid in settlement) incurred or suffered by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee's heirs, executors and administrators; PROVIDED,

HOWEVER, that, except as provided in Section 7.2 below with respect to

Proceedings to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof)

initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this ARTICLE VII shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such Proceeding in advance of its final disposition (hereinafter an "Advancement of Expenses"); PROVIDED, HOWEVER, that, if the Delaware General

Corporation Law requires, an Advancement of Expenses incurred by an Indemnitee in his capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee) shall be made only upon delivery to the corporation of an undertaking (hereinafter an "Undertaking"), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "Final Adjudication") that such Indemnitee is not entitled to be indemnified for such expenses under this

ARTICLE VII or otherwise.

     SECTION 7.2 RIGHT OF INDEMNITEE TO BRING SUIT. If a claim under Section 7.1 above is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an

Advancement of Expenses, in which case the applicable period shall be thirty days, the Indemnitee may at any time thereafter bring suit against the

Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an

Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right to an Advancement of Expenses) it shall be a defense that and

(b) in any suit by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware. Neither the failure of the Corporation (including its

Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation

Law, nor an actual determination by the Corporation (including its Board of

Directors, independent counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the

Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an

Advancement of Expenses hereunder, or by the Corporation to recover an

Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such

Advancement of Expenses, under this ARTICLE VII or otherwise shall be on the

Corporation.

     SECTION 7.3 NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the Advancement of Expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     SECTION 7.4 INSURANCE. The Corporation may purchase and maintain insurance on its own behalf or on behalf of any person who is or was a director, officer,

employee or agent of the Corporation, or is or was serving at the request of the

Corporation as a director, officer, employee or agent of another corporation,

partnership, joint venture, trust or other enterprise against any expense,

liability or loss asserted against him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General

Corporation Law of the State of Delaware.

     SECTION 7.5 INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may,

to the extent authorized at any time from time to time by the Board of

Directors, grant rights to indemnification and the Advancement of Expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this ARTICLE VII with respect to the indemnification and Advancement of

Expenses of directors and officers of the Corporation.


                           ARTICLE VIII MISCELLANEOUS

     SECTION 8.1 FISCAL YEAR. The fiscal year of the Corporation shall be a calendar year.

     SECTION 8.2 SEAL. The Corporation may have a corporate seal which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

     SECTION 8.3 WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND

COMMITTEES. Whenever notice is required to be given by law, the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting,

to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the certificate of incorporation, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice.

     SECTION 8.4 INTERESTED DIRECTORS, OFFICERS, QUORUM. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership,

association or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (a) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders;

or (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     SECTION 8.5 BOOKS AND RECORDS. The books and records of the Corporation may be kept within or without the State of Delaware at such place or places as may be designated from time to time by the Board of Directors. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs or any other information storage device provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     SECTION 8.6 AMENDMENT OF BY-LAWS. These By-laws may be amended or repealed,

and new by-laws adopted, by a majority of the Board of Directors.